                                                                      EXHIBIT 99
                                                                      ----------

[TELXON LOGO]

                                                                    NEWS RELEASE

                  TELXON REPORTS SECOND QUARTER FY1999 RESULTS

         AKRON, OHIO, October 20, 1998 - - Telxon Corporation (Nasdaq-NNM: TLXN) today reported fiscal 1999 second quarter earnings of $.22 per share (diluted), before non-recurring items, up 47%, as compared to earnings of $.15 per share (diluted) in the same quarter a year ago.

         For the quarter ended September 30, 1998, the company reported revenues of $124.4 million, up 13% from revenues of $110.3 million last year. Earnings for the quarter were $3.6 million, excluding non-recurring items of $1.1 million after-tax ($.07 per share), up 51%, as compared to earnings of $2.4 million last year. The non-recurring items were related to the proxy contest and settlement with Guy Wyser-Pratte.

         For the first six months of fiscal 1999, Telxon recorded revenues of $239.4 million and earnings of $5.8 million, or $.35 per share (diluted), before non-recurring items of $3.1 million after-tax ($.19 per share). This compares to revenues of $215.2 million and earnings of $4.0 million, or $.25 per share (diluted), for the same period last year.

         Frank E. Brick, Telxon's president and chief executive officer, said, "We are pleased with our Q2 operating earnings and the progress of our inventory and DSO reduction initiatives. As we continue to drive our `growth through leverage' initiatives, we remain confident in the company's ability to achieve our operating and financial objectives for the second half of fiscal 1999."

         "Strong growth in our U.S. and European operations during the quarter, and the surge in demand for our new Pen-Client mobile computers, whose shipments are



Telxon Corporation/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                  800.800.8001/Fax 330.664.2058/www.telxon.com
expected to double in the second-half of fiscal 1999, continue our optimism for the balance of this fiscal year, and throughout fiscal 2000," Brick continued.

         Telxon Corporation is a leading global designer and manufacturer of wireless and mobile information systems for vertical markets. The company integrates advanced mobile computing and wireless data communication technology with a wide array of peripherals, application-specific software and global customer services for its customers in more than 60 countries. Telxon's web site address is: http://www.telxon.com.

         Other than the historical financial information reported above, this news release constitutes forward-looking statements that are inherently subject to risks and uncertainties which could cause Telxon's actual results to differ materially from the forward-looking statements. The important factors affecting the realization of those results include, without limitation, the company's ability to gain and maintain market acceptance of its products, and implement appropriate cost reduction, efficiency and other operating improvement strategies, as well as general and industry-specific economic conditions, competitive pressures and rapid technological change. Reference should be made to the discussion of these and other factors affecting Telxon's business and results as included from time to time in the company's filings with the Securities and Exchange Commission.


                                      # # #

For corporate information:
Alex Csiszar
Vice President, Investor Relations
Telxon Corporation
(330) 664-2961

Telxon Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEET
--------------------------
(In thousands, except per share data)

                                                              SEPTEMBER 30,        MARCH 31,
                                                                  1998                1998
                                                             ---------------     ---------------
                                                               (UNAUDITED)


ASSETS

Current assets:
      Cash and short-term investments                        $        37,586     $        27,500
      Accounts receivable, net                                       114,140             125,739
      Notes and other accounts receivable                             18,970              22,949
      Inventories                                                    104,336             108,178
      Prepaid expenses and other                                      14,337              11,307
                                                             ---------------     ---------------
        Total current assets                                         289,369             295,673
Property and equipment, net                                           62,936              52,108
Intangible and other assets, net                                      47,563              42,758
                                                             ---------------     ---------------
        Total                                                $       399,868     $       390,539
                                                             ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Notes payable                                          $        17,580     $         3,000
      Capital lease obligations due within one year                      855                 968
      Accounts payable                                                50,726              58,634
      Income taxes payable                                             2,623               3,390
      Accrued liabilities                                             39,720              41,034
                                                             ---------------     ---------------
        Total current liabilities                                    111,504             107,026
Capital lease obligations                                              1,923               1,876
Convertible subordinated debentures                                  106,913             107,224
Other long-term liabilities                                            6,942               6,897
                                                             ---------------     ---------------
        Total                                                        227,282             223,023

Minority interest                                                      2,811               2,791

Stockholders' equity:
      Preferred Stock, $1.00 par value per share;
         500 shares authorized, none issued                               --                  --
      Common Stock, $.01 par value per share;
         50,000 shares authorized, 16,234
         and 16,219 shares issued                                        162                 162
      Additional paid-in capital                                      88,369              87,994
      Retained earnings                                               87,712              85,053
      Equity adjustment for foreign currency translation              (4,294)             (4,929)
      Unearned restricted stock awards                                  (344)               (493)
      Treasury stock;  110 and 162 shares of common stock
         at cost                                                      (1,830)             (3,062)
                                                             ---------------     ---------------
        Total stockholders' equity                                   169,775             164,725
                                                             ---------------     ---------------
        Total                                                $       399,868     $       390,539
                                                             ===============     ===============

Telxon Corporation and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS
------------------------------------
(In thousands, except per share data)

                                                                 THREE MONTHS                           SIX MONTHS
                                                     ---------------------------------       ---------------------------------
                                                             ENDED SEPTEMBER 30,                    ENDED SEPTEMBER 30,
                                                     ---------------------------------       ---------------------------------
                                                          1998                1997                1998                1997
                                                     ---------------------------------       ---------------------------------
                                                                  (UNAUDITED)                           (UNAUDITED)
Revenues:
  Product                                            $     103,133       $      91,138       $     197,210       $     177,829
  Customer service                                          21,236              19,182              42,206              37,404
                                                     -------------       -------------       -------------       -------------
          Total revenues                                   124,369             110,320             239,416             215,233

Cost of revenues:
  Product                                                   62,411              54,276             119,722             106,836
  Customer service                                          13,502              12,336              26,327              23,462
                                                     -------------       -------------       -------------       -------------
          Total cost of revenues                            75,913              66,612             146,049             130,298

Gross profit:
  Product                                                   40,722              36,862              77,488              70,993
  Customer service                                           7,734               6,846              15,879              13,942
                                                     -------------       -------------       -------------       -------------
          Total gross profit                                48,456              43,708              93,367              84,935

Operating expenses:
  Selling expenses                                          20,317              18,677              41,678              36,776
  Product development and engineering
     expenses                                                9,261               9,525              18,191              18,651
  General and administrative expenses                       10,425               9,843              19,862              19,547
                                                     -------------       -------------       -------------       -------------
         Total operating expenses                           40,003              38,045              79,731              74,974

Other operating items:
  Take-over defense costs                                    1,830                  --               3,579                  --
  Charge related to transactions with
     business partner                                           --                  --               1,950                  --
                                                     -------------       -------------       -------------       -------------
          Total other operating items                        1,830                  --               5,529                  --

          Income from operations                             6,623               5,663               8,107               9,961

Interest income                                                164                 420                 343                 917
Interest expense                                            (2,617)             (1,811)             (4,329)             (3,602)
                                                     -------------       -------------       -------------       -------------

          Income before other non-operating
             (expense) income  and income taxes              4,170               4,272               4,121               7,276

Other non-operating (expense) income                            --                  (7)                460                (165)
                                                     -------------       -------------       -------------       -------------

          Income before income taxes                         4,170               4,265               4,581               7,111

Provision for income taxes                                   1,672               1,877               1,837               3,129
                                                     -------------       -------------       -------------       -------------

Net income                                           $       2,498       $       2,388       $       2,744       $       3,982
                                                     =============       =============       =============       =============

Net Income per common share:
               Basic                                 $        0.16       $        0.15       $        0.17       $        0.25
                                                     =============       =============       =============       =============
               Diluted                               $        0.15       $        0.15       $        0.16       $        0.25
                                                     =============       =============       =============       =============

Average number of common shares outstanding:
               Basic                                        16,065              15,772              16,095              15,646
               Diluted                                      16,559              16,278              16,764              16,048


Note: The company has reclassified a $2.0 million pretax charge related to transactions with a business partner which occurred in the first quarter of fiscal 1999 from the Statement of Operations caption of "Other non-operating (expense) income" to
"Other operating items." Therefore, the year-to-date results reported in this press release reflect an adjustment to the previously reported first quarter results for that reclassification.